AMENDMENT NO. 3

PARTICIPATION AGREEMENT

Amendment No. 3, dated as of September 26, 2015 (“Amendment No. 3”), to the Participation Agreement, dated as of October 1, 2013 (“Agreement”), by and among AXA Premier VIP Trust (“Trust”), MONY Life Insurance Company and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: CharterSM Alternative 100 Conservative Plus Portfolio, CharterSM Alternative 100 Growth Portfolio, CharterSM International Conservative Portfolio, CharterSM International Growth Portfolio, CharterSM Equity Portfolio and CharterSM Fixed Income Portfolio.

2.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA PREMIER VIP TRUST		MONY LIFE INSURANCE COMPANY, ON BEHALF OF ITS SEPARATE ACCOUNTS

By:	/s/ Steven M. Joenk	By:	/s/ Wayne E. Stuenkel
Name:	Steven M. Joenk	Name:	Wayne E. Stuenkel
Title:	Chairman, Chief Executive Officer, and President	Title:	President

AXA DISTRIBUTORS, LLC

By:	/s/ Nicholas B. Lane
Name:	Nicholas B. Lane
Title:	Chairman, President and Chief Executive Officer

SCHEDULE B

AMENDMENT NO. 3

PARTICIPATION AGREEMENT

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM International Moderate Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM Real Assets Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio